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                                                                    Exhibit 23.4

                  [LETTERHEAD OF MOSS ADAMS LLP APPEARS HERE]

                         INDEPENDENT AUDITOR'S CONSENT

  We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of Duplicating Specialties, Inc. dated December 19, 1997, included in the Amended Registration Statement on Form S-4 (File Number 333-78093), and related prospectus of Global Imaging Systems, Inc. 1998 for the registration of $100,000,000 aggregate principal amount of 10 3/4% senior subordinated notes due 2007.

                                          /s/ Moss Adams LLP

Vancouver, Washington

July 23, 1999